EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 11, 1999, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-82793) and related Prospectus of SmartDisk Corporation for the registration of 3,450,000 shares of its common stock.

                                        /s/ Ernst & Young LLP

Miami, Florida
September 1, 1999